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                                                                    EXHIBIT 99.1


Contact:
Timothy Cunningham
eLoyalty Corporation
(847) 582 7000
ir@eloyalty.com


                    eLoyalty Announces Significant Financing
       Existing stockholders to invest up to $25 million in new financing

Lake Forest, IL, September 24, 2001 - eLoyalty Corporation, a leading enterprise CRM services company (NASDAQ: ELOY), today announced that it has entered into an agreement for a Private Placement of up to $25 million with two current investors, Technology Crossover Ventures and Sutter Hill Ventures. In connection with this transaction, eLoyalty's Board of Directors has authorized a shareholder Rights Offering to enable other shareholders to maintain their approximate ownership percentage in the company. The total amount of proceeds is dependent upon the actual participation in the Rights Offering, however eLoyalty's goal is to raise between $20 million and $30 million through these transactions. In addition, eLoyalty's Board has authorized an adjustment to the current share count through a 1:10 Reverse Stock Split to rationalize the company's capital structure going forward. These transactions are subject to approval by stockholders.

"We believe that eLoyalty has strong future potential based on our knowledge of the company and the due diligence we recently performed," commented Jay Hoag, General Partner at Technology Crossover Ventures. "We are confident in the CRM market and in eLoyalty's ability to leverage this opportunity to grow its leadership position in the strategic area of customer relationships. It is unfortunate that tax limitations may prevent Technology Crossover Ventures and Sutter Hill Ventures from investing the full $25 million we have committed to invest."

"We have great clients and talented employees and based on our future prospects we are pleased to raise additional capital," commented Kelly D. Conway, President and CEO of eLoyalty. "The investment, particularly in today's tough market environment, is a strong vote of confidence in the company and enables us to strengthen the balance sheet. By bolstering eLoyalty's fundamentals, the company is in a strong position to achieve future profitable growth."

STRUCTURING OF THE FINANCING TRANSACTIONS

eLoyalty became public as the result of a tax-free 100% spin-off from Technology Solutions Company (TSC). With this background in mind, eLoyalty and its investors have structured the financing transactions to maximize the amount of capital raised in the Private Placement while preserving the tax-free status of its spin-off from TSC. In addition, eLoyalty's Board of Directors felt strongly that each shareholder should have the opportunity to maintain his or her approximate current ownership percentage in eLoyalty and thereby minimize the potential dilution from the Private Placement.

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PRIVATE PLACEMENT

Technology Crossover Ventures has agreed to invest up to $15 million and Sutter Hill Ventures has agreed to invest up to $10 million in eLoyalty preferred stock as part of a Private Placement. As a result of the tax restrictions, the maximum amount they would be able to invest (without a Rights Offering) would be approximately $11 million. By issuing shares in the Rights Offering, eLoyalty will be able to increase the size of the Private Placement. The actual amount that Technology Crossover Ventures and Sutter Hill Ventures will be able to invest in the Private Placement is subject to several variables, including the purchase price of the preferred stock and the number of shares issued in the Rights Offering. Depending on the outcome of these variables, the company would be able to generate proceeds of up to $25 million in the Private Placement.

RIGHTS OFFERING

In order to give stockholders the opportunity to avoid dilution from the Private Placement, eLoyalty's Board of Directors has authorized a Rights Offering. The Rights Offering is a distribution of rights on a pro-rata basis to all shareholders of eLoyalty's common stock on the record date, which has been set for October 8, 2001. The October 8th, 2001 record date is conditioned on eLoyalty's ability to distribute the rights by December 7, 2001, which is subject to effectiveness of the registration statement eLoyalty has filed with the SEC for the rights offering. Each right entitles the holder to purchase shares of preferred stock in eLoyalty subject to certain conditions described in the Form S-3 filed today with the Securities and Exchange Commission. The Rights Offering has been structured to allow stockholders to maintain, but not increase, their approximate percentage ownership in eLoyalty and to purchase the same class of preferred stock at the same price as Technology Crossover Ventures and Sutter Hill Ventures. Due to the tax restrictions, Technology Crossover Ventures and Sutter Hill Ventures are not able to purchase preferred stock in the Rights Offering.

PREFERRED STOCK

The shares offered in both the Private Placement and the Rights Offering will be a new series of preferred stock. The per share purchase price of the preferred stock will be the lower of $0.51 or 90% of the average last sale price of eLoyalty's common stock for the 20 trading days prior to the fourth trading day before the closing, subject to adjustment for the Reverse Stock Split. Each share of preferred stock will accrue dividends at a rate of 7% per annum, will be entitled to a preference upon liquidation, and will be convertible into shares of common stock on a one for one basis.

The Private Placement and the Rights Offering are conditioned upon one another. The Private Placement is also conditioned upon the Reverse Stock Split and certain other closing conditions specified in the share purchase agreement for the Private Placement. The Private Placement, Rights Offering and Reverse Stock Split are also subject to stockholder approval. The Private Placement and Rights Offering are described in the Form S-3 filed today with the SEC.

OFFER TO EXCHANGE STOCK OPTIONS FOR RESTRICTED STOCK

To retain eLoyalty's valuable talent and to re-align employee interests to build shareholder value going forward, eLoyalty's Board of Directors has also approved an

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offer to exchange employee stock options for restricted stock. The company intends to offer up to an estimated 6.5 million shares of restricted stock in a one for one exchange for outstanding employee stock options with an exercise price of $3 or more. The restricted stock will vest over a 5-year period and will be accounted for over that period as a fixed charge based on the price of eLoyalty's common stock on the date the exchange is completed. The company expects that the offer will be completed in early November 2001.

eLoyalty management will host a conference call tomorrow, Tuesday September 25, 2001 at 8:00 a.m. EDT. The conference call will be available live via the Internet at the Investor Relations section of eLoyalty's web site at www.eloyalty.com. It is recommended that participants using the web, access the site at least fifteen minutes before the conference call begins, to download and install any necessary audio software. The call can also be heard on StreetEvents at www.streetevents.com. For those who cannot access the live broadcast, a replay of the conference call will also be available until midnight on October 2, 2001 by dialing (888) 509-0082, or for international callers, (416) 695-9731.
There is no pass code for the replay.

A REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED IN THE RIGHTS OFFERING HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BUT HAS NOT YET BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD, NOR MAY OFFERS TO BUY BE ACCEPTED, PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

THE DESCRIPTION OF THE EMPLOYEE OPTION EXCHANGE CONTAINED HEREIN IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES OF eLOYALTY CORPORATION. AT THE TIME THE OFFER TO EXCHANGE IS COMMENCED, eLOYALTY CORPORATION WILL FILE A TENDER OFFER STATEMENT WITH RESPECT TO THE OFFER. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO EXCHANGE, A RELATED ELECTION FORM AND OTHER OFFER DOCUMENTS) WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

THE OFFER TO EXCHANGE, THE RELATED ELECTION FORM AND CERTAIN OTHER DOCUMENTS WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF eLOYALTY CORPORATION, AT NO EXPENSE TO THEM. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO EXCHANGE, A RELATED ELECTION FORM AND OTHER DOCUMENTS) WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV.

ABOUT eLOYALTY

eLoyalty is a leading management consulting and systems integration company focused exclusively on building customer loyalty. We have professionals in offices throughout North America, Europe and Australia. The broad range of enterprise customer relationship management (CRM) services that we provide includes creating new business strategy, defining technical architecture, selecting, implementing and integrating CRM software applications; and providing ongoing support for multi-vendor systems. The combination of our methodologies and technical expertise enables us to help deliver the tangible economic benefits of customer loyalty

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to our clients. For more information, please go our website at www.eloyalty.com or call 877-2-ELOYAL.

ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This news release contains forward-looking statements, including references to plans, strategies, objectives and anticipated future performance and other statements not strictly historical in nature, that are based on current management expectations, forecasts and assumptions. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors that might cause such a difference include, among others: the ability to maintain our common stock listing on NASDAQ; the ability to attract new clients and continuation of existing and new business from existing clients; reliance on major clients and suppliers, increasing client concentration and maintenance of good relations with key business partners; maintenance or our reputation and financial strength to remain competitive; management of the risks associated with increasingly complex client projects and new services offerings, including risks involving the variability and predictability of the number, size, scope, cost and duration of, and revenues from, client engagements, unanticipated cancellations or deferrals, collection of billed amounts, shifts from time and materials to alternative or value-based pricing and variable employee utilization rates, project personnel costs and project requirements; management of growth and expansion of business with new services offerings and into new markets; continued access to capital resources to meet eLoyalty's operating and financial needs; the realization of certain deferred tax assets which may require a valuation allowance if operating results do not improve in the future; implementation of appropriate infrastructure in a timely and cost-effective manner; the ability to attract and retain highly skilled employees in a competitive information technology labor market; demand for CRM services and software generally and continuing intense competition in the information technology services industry generally and particularly in the provision of CRM services and software; the rapid pace of technological innovation in the information technology services industry and the ongoing challenge of creating innovative solutions that meet client expectations; risks associated with eLoyalty's global operations; future legislative, regulatory or legal actions affecting the information technology services industry or the protection of eLoyalty's intellectual property rights; the continued impact of the slowdown in the economy on eLoyalty's financial results; and other general business, capital market and economic conditions and volatility. For further information about these and other risks, see eLoyalty's recent SEC filings, including its most recent annual report on Form 10-K and those identified under "Risk Factors" in the Registration Statement on Form S-3 being filed today and in the company's quarterly reports on Form 10-Q.